UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2011 (August 18, 2011)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 18, 2011, the board of directors of Penn Virginia Resource GP, LLC, the general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”) adopted a resolution to classify the board into three groups as follows: the Group I Directors are James L. Gardner, William H. Shea, Jr. and Thomas W. Hofmann, the Group II Directors are Robert J. Hall, James R. Montague and Marsha R. Perelman and the Group III Directors are Edward B. Cloues II, John C. van Roden, Jr. and Jonathan B. Weller.

The Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated March 10, 2011 provides that the board of directors of the general partner of the Partnership may adopt a resolution to divide the directors into three groups, with each group to be as nearly equal in number as possible.

The directors designated to Group I will serve for an initial term that expires on the date of the Partnership’s 2012 annual meeting, the directors designated to Group II will serve for an initial term that expires on the date of the Partnership’s 2013 annual meeting, and the directors designated to Group III will serve for an initial term that expires on the date of the Partnership’s 2014 annual meeting. At each annual meeting of limited partners, directors to replace the directors whose terms expire at such annual meeting will be elected to hold office for a three-year term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC,
its General Partner

	By:	/s/ BRUCE D. DAVIS, JR.
Bruce D. Davis, Jr.
Executive Vice President and General Counsel

Dated: August 19, 2011

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